Calculation of Filing Fee Tables
S-1
GT Biopharma, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	Other	13,502,835	$ 6.01	$ 81,152,038.35	0.000087	$ 7,060.23
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 81,152,038.35		$ 7,060.23
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 31.37
			Net Fee Due:						$ 7,028.86
Offering Note
[1]	(1) Represents shares of Common Stock, par value $0.001 per share ("Common Stock"), of GT Biopharma, Inc. (the "Company"), which consists of (i) 6,716,931 shares of Common Stock issuable upon the conversion of 8,611.111 shares of Series M 10% Convertible Preferred Stock, par value $0.01 per share (the "Series M Preferred Stock" or the "Series M Preferred Shares," and the shares of Common Stock issuable upon conversion of the Series M Preferred Shares, the "Series M Conversion Shares"); (ii) 6,716,931 shares of Common Stock issuable upon the exercise of warrants (the "Series M Common Stock Warrants" and the shares of Common Stock issuable upon exercise of the Series M Common Stock Warrants, the "Series M Common Stock Warrant Shares"); (iii) 30,004 shares of Common Stock issuable upon the conversion of 340.556 shares of Series L 10% Convertible Preferred Stock (the "Series L Preferred Stock" or the "Series L Preferred Shares," and the shares of Common Stock issuable upon conversion of the Series L Preferred Shares, the "Series L Conversion Shares"); (iv) 30,004 shares of Common Stock issuable upon the exercise of warrants issuable upon exercise of the Series L Greenshoe Rights (as defined in the Registration Statement) (the "Series L Vesting Warrants" and the shares of Common Stock issuable upon exercise of the Series L Vesting Warrants, the "Series L Vesting Warrant Shares"); (v) 6,996 shares of Common Stock issued to the holders of Series L Preferred Stock of record as of June 24, 2026 as a dividend; and (vi) 1,969 shares of Common Stock issued to the holders of Series L Preferred Stock of record as of September 29, 2026 as a dividend, offered for resale by the selling stockholders pursuant to the prospectus contained in this Registration Statement on Form S-1. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is also registering an indeterminate number of additional shares of common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction. (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant's Common Stock on October 8, 2026, as reported on The Nasdaq Capital Market.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-1	333-287963	06/11/2025		$ 31.37
Fee Offset Sources		GT Biopharma, Inc.	S-1	333-287963		06/11/2025						$ 31.37
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	The Company previously paid $20,173.05 with respect to 60,008 shares of Common Stock included herein based on a maximum aggregate offering price of $128,833,268.79 in connection with its filing of the Registration Statement on Form S-1 (File No. 333-287963) on June 11, 2025 in connection with the May 2025 Private Placement (as defined in the Registration Statement). In accordance with Rule 457(b) under the Securities Act, the Company is using $31.37 of the previously paid fees to offset the filing fee payable in connection with this Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date